Exhibit 99.1

For Immediate Release:

FELCOR ANNOUNCES 4.4 PERCENT INCREASE
IN REVPAR FOR FIRST QUARTER

     IRVING, Texas...April 28, 2004 — FelCor Lodging Trust Incorporated (NYSE: FCH), the nation’s second largest hotel real estate investment trust (REIT), today reported operating results for the first quarter ended March 31, 2004.

First Quarter Results:

     FelCor’s first quarter revenue from continuing operations was $311 million, which reflected an increase of $24 million, or 8.5 percent, compared to the first quarter in 2003. The increase in revenue was related to a 4.4 percent increase in the hotel portfolio’s revenue per available room (“RevPAR”) and the inclusion of $7 million of revenue from the consolidation of FelCor’s joint venture with Interstate Hotels & Resorts, which was accounted for under the equity method until June 2003. For the quarter, occupancy increased 5.2 percent, to 64.4 percent, and average daily rate (“ADR”) decreased 0.7 percent, to $97.16, compared to the same quarter of 2003. The first quarter RevPAR increases by month, compared to the same periods in 2003, were 2.2 percent for January, 0.9 percent for February and 9.0 percent for March.

     The operating margin from continuing operations of FelCor’s hotels during the first quarter 2004 was 28.6 percent, which reflected a 100 basis point decrease, compared to the same period in 2003. The deterioration in operating margin was principally the result of increased occupancy during the quarter and the decrease in ADR.

     FelCor’s net loss applicable to common stockholders for the first quarter of 2004 was $27 million, or a net loss of $0.47 per share. This is compared to the prior year first quarter net loss of $28 million, or $0.48 per share. The first quarter 2004 loss included a non-recurring $4.9 million expense, representing $0.08 per share, associated with an anticipated settlement that is expected to include an early termination of the lease on one hotel and a release of claims relating to that hotel. The early termination of this lease is expected to result in an improvement of $0.01 per share in second half 2004 earnings. Also included in the prior year loss was a gain of $1 million, or $0.02 per share, from the early extinguishment of debt.

     FelCor’s first quarter 2004 Funds From Operations (“FFO”) was $9 million, or $0.14 per share. FFO for the same period last year was $10 million, or $0.15 per share. First quarter 2004 Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) totaled $59 million, compared to $60 million for first quarter of 2003. Included in prior year FFO and EBITDA was a gain of $1 million, or $0.02 per share, from early extinguishment of debt. Accompanying this press release is a discussion of the non-GAAP financial measures, FFO and EBITDA, and a reconciliation of these measures to the Company’s net loss.

     “FelCor has had four consecutive months of RevPAR improvement. Business is finally getting better, with increases in corporate transient business and strong leisure demand. We believe these trends indicate that 2004 will be a turnaround year for the lodging industry,” said Thomas J. Corcoran, Jr., FelCor’s President and CEO.

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

Capital Structure:

     At March 31, 2004, FelCor had $232 million in cash and cash equivalents and $2.03 billion of debt outstanding. As of today, FelCor has approximately $325 million of cash and cash equivalents. FelCor has no outstanding borrowings under its secured debt facility, under which it currently has $172 million of available borrowing capacity. The weighted average life of FelCor’s debt is five years. The Company’s next significant debt maturity is its $175 million of senior notes that will mature in October 2004. FelCor expects to meet this obligation from excess cash on hand, future cash flow from operations, its additional secured debt capacity, and from the proceeds of non-strategic hotel sales.

     In March 2004, FelCor elected to terminate its unsecured line of credit arrangement, which will result in estimated 2004 cost savings of approximately $0.4 million.

     On April 5, 2004, FelCor closed on the sale of 4.6 million shares of its $1.95 Series A Cumulative Convertible Preferred Stock. The shares were sold at a price of $23.79 per share (at a yield of 8.375%), which included dividends of $0.51 per share (or $2.3 million) accrued through April 5, 2004, resulting in gross proceeds of approximately $107 million.

     During April 2004, FelCor purchased in the open market an aggregate of $23.5 million in principal amount of its 10% Senior Notes due 2008.

     “Our balance sheet continues to improve and will provide FelCor with increased financial flexibility,” said Andrew J. Welch, FelCor’s Senior Vice President and Treasurer. “Through debt reduction and earnings improvement, we are on target to reduce the Company’s financial leverage this year. We are also pleased that we are on target in repositioning our portfolio.”

Other Highlights:

     FelCor declared first quarter dividends on its $1.95 Series A Cumulative Convertible Preferred Stock and its 9% Series B Cumulative Redeemable Preferred Stock.

     In March 2004, FelCor closed on the sale of four previously identified non-strategic hotels, realizing aggregate proceeds of $30 million. The hotels sold include: a Holiday Inn® hotel in Plano, Texas; a Crowne Plaza® hotel in Jackson, Miss.; a Crowne Plaza hotel in Houston, Texas; and a Hampton Inn® hotel in Omaha, Neb.

     In March 2004, FelCor acquired the 132-room Holiday Inn — Santa Monica Beach at the Pier for $27 million. This is FelCor’s first acquisition since the summer of 2002. The hotel is ideally located on Ocean Drive, across the street from the Santa Monica Pier and Santa Monica’s beaches. In 2004, FelCor plans to invest approximately $2.5 million in the property with enhancements to the hotel’s guest rooms, exterior and public areas. The hotel will continue to be branded as a Holiday Inn and will be managed by InterContinental Hotels Group.

     In April 2004, the Company closed on the sale of three previously identified non-strategic hotels, receiving $13 million in aggregate proceeds. The hotels include the 316-room Holiday Inn in St. Louis, Mo., and two hotels in Odessa, Texas — the 245-room Holiday Inn and the 186-room Holiday Inn Express®.

     FelCor’s RevPAR for the first 25 days of April 2004, increased 7.3 percent compared to the same period in 2003.

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

2004 Guidance:

     Current estimates of operating results for the second quarter and full year 2004 are as follows:

	Second Quarter	Full Year 2004
FFO per share	$0.31 to $0.34	$0.89 to $0.98
EBITDA	$71 to $73 million	$257 to $263 million
Net loss per share	$(0.20) to $(0.17)	$(1.27) to $(1.17)
RevPAR	5% to 6%	4% to 5%

     FelCor has published its First Quarter 2004 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter ended March 31, 2004. Investors are encouraged to access the Supplemental Information on the Company’s Web site at www.felcor.com, on its Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

     FelCor is the nation’s second largest lodging REIT and the nation’s largest owner of full service, all-suite hotels. FelCor’s portfolio is comprised of 155 consolidated hotels, located in 33 states and Canada. FelCor owns 71 upscale, all-suite hotels, and is the largest owner of Embassy Suites Hotels® and Doubletree Guest Suites® hotels. FelCor’s portfolio also includes 73 hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $3.1 billion. Additional information can be found on the Company’s Web site at www.felcor.com.

     FelCor invites you to listen to its first quarter 2004 conference call on Thursday, April 29, 2004, at 10:00 a.m. (Central Daylight Time). The conference call will be webcast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the Investor Relations or FelCor News pages. A phone replay will be available from Thursday, April 29, 2004, at 12:00 noon (Central Daylight Time), through Friday, May 28, 2004, at 7:00 p.m. (Central Daylight Time), by dialing 416-695-6013 (access code is 2206). A recording of the call also will be archived and available at www.felcor.com.

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

     With the exception of historical information, the matters discussed in this release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the continuation and magnitude of the current recovery in the economy, the realization of anticipated job growth, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased security precautions, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO	(972) 444-4901	tcorcoran@felcor.com
Andrew J. Welch, Senior Vice President and Treasurer	(972) 444-4982	awelch@felcor.com
Monica L. Hildebrand, Vice President of Communications	(972) 444-4917	mhildebrand@felcor.com
Stephen A. Schafer, Vice President of Investor Relations	(972) 444-4912	sschafer@felcor.com

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

Results of Operations — Three Months Ended
(in thousands, except per share data)

	Three Months
	Ended March 31,
	2004	2003
Revenues:
Hotel operating revenue:
Room	$247,395	$227,659
Food and beverage	47,220	43,628
Other operating departments	16,470	15,284
Retail space rental and other revenue	245	382

Total revenues	311,330	286,953

Expenses:
Hotel departmental expenses:
Room	66,594	59,030
Food and beverage	38,205	35,144
Other operating departments	8,481	7,055
Other property related costs	92,907	85,295
Management and franchise fees	15,857	15,306
Taxes, insurance and lease expense	32,118	31,107
Lease termination expense	4,900	—
Corporate expenses	3,386	3,423
Depreciation	30,714	34,064

Total operating expenses	293,162	270,424

Operating income	18,168	16,529
Interest expense, net	(41,120)	(39,805)
Charge-off of deferred financing costs	(230)	—

Loss before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(23,182)	(23,276)
Equity in income (loss) from unconsolidated entities	982	(148)
Minority interests	1,344	1,191

Loss from continuing operations	(20,856)	(22,233)
Discontinued operations	157	1,142

Net loss	(20,699)	(21,091)
Preferred dividends	(6,726)	(6,726)

Net loss applicable to common stockholders	$(27,425)	$(27,817)

Basic and diluted per common share data:
Net loss from continuing operations	$(0.47)	$(0.50)

Net loss applicable to common stockholders	$(0.47)	$(0.48)

Weighted average common shares outstanding	58,937	58,532

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

Discontinued Operations
(in thousands)

     Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended
	March 31,
	2004	2003
Hotel operating revenue	$4,285	$20,393
Hotel operating expenses	4,392	19,692

Operating income (loss)	(107)	701
Direct interest costs, net	—	(448)
Gain on the early extinguishment of debt	—	953
Gain on disposition	272	—
Minority interest	(8)	(64)

Income from discontinued operations	$157	$1,142

Selected Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2004	2003
Investment in hotels	$4,005,392	$3,989,964
Accumulated depreciation	(908,655)	(886,168)

Investments in hotels, net of accumulated depreciation	$3,096,737	$3,103,796

Total cash and cash equivalents	$231,586	$246,036
Total assets	3,561,857	3,590,893
Total debt	2,033,362	2,037,355
Total stockholders’ equity	$1,268,923	$1,296,272

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

Reconciliation of FFO and EBITDA
(in thousands, except per share and unit data)

	Three Months Ended March 31,
	2004			2003
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net loss	$(20,699)			$(21,091)
Preferred dividends	(6,726)			(6,726)

Net loss applicable to common stockholders	(27,425)	58,937	$(0.47)	(27,817)	58,532	$(0.48)
Depreciation from continuing operations	30,714		0.52	34,064		0.58
Depreciation from unconsolidated entities and discontinued operations	1,954		0.03	4,902		0.08
Gain on sale of assets	(272)		(0.01)	—		—
Lease termination costs	4,900		0.08	—		—
Minority interest in FelCor LP	(1,407)	3,033	(0.01)	(1,557)	3,289	(0.03)
Conversion of options and unvested restricted stock	—	201	—	—	309	—

FFO	$8,464	62,171	$0.14	$9,592	62,130	$0.15

Consistent with SEC guidance, FFO has not been adjusted for the following amounts included in net loss (in thousands):

	Three Months Ended
	March 31,
	2004	2003
Charge off of deferred debt costs	$230	$—
Gain on early extinguishment of debt	—	(953)

	$230	$(953)

Per share amounts	$0.00	$(0.02)

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

Reconciliation of Net Loss to EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2004	2003
Net loss	$(20,699)	$(21,091)
Depreciation from continuing operations	30,714	34,064
Depreciation from unconsolidated entities and discontinued operations	1,954	4,902
Gain on sale of assets	(272)	—
Minority interest in FelCor Lodging LP	(1,407)	(1,557)
Lease termination costs	4,900	—
Interest expense	41,844	40,628
Interest expense from unconsolidated entities and discontinued operations	1,320	2,339
Amortization expense	503	516

EBITDA	$58,857	$59,801

Consistent with SEC guidance, EBITDA has not been adjusted for the following amounts included in net loss (in thousands):

	Three Months Ended
	March 31,
	2004	2003
Charge off of deferred debt costs	$230	$—
Gain on early extinguishment of debt	—	(953)

	$230	$(953)

     Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company’s operations. We consider Funds From Operations, or FFO, and Earnings Before Interest, Taxes, Depreciation, and Amortization, or EBITDA, to be supplemental measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.

     The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss (computed in accordance with generally accepted accounting principles), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO and EBITDA are helpful to investors as a supplemental measure of the performance of an equity REIT. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

     FFO and EBITDA should not be considered as alternatives to net income, operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share and EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of amounts that accrue directly to the benefit of stockholders.

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

Reconciliation of Estimated Net Loss to Estimated FFO and EBITDA
(in millions, except per share and unit data)

	Second Quarter 2004 Guidance
	Low Guidance		High Guidance
		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)
Net loss	$(3)		$(1)
Preferred Dividends	(9)		(9)

Net loss applicable to common stockholders	(12)	$(0.20)	(10)	$(0.17)
Depreciation	32		32
Minority interest in FelCor LP	(1)		(1)

FFO	$19	$0.31	$21	$0.34

Net loss	$(3)		$(1)
Depreciation	32		32
Minority interest in FelCor LP	(1)		(1)
Interest expense	42		42
Amortization expense	1		1

EBITDA	$71		$73

	Full Year 2004 Guidance
	Low Guidance		High Guidance
		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)
Net loss	$(48)		$(42)
Preferred Dividends	(27)		(27)

Net loss applicable to common stockholders	(75)	$(1.27)	(69)	$(1.17)
Lease termination costs	5		5
Depreciation	129		129
Minority interest in FelCor LP	(4)		(4)

FFO	$55	$0.89	$61	$0.98

Net loss	$(48)		$(42)
Lease termination costs	5		5
Depreciation	129		129
Minority interest in FelCor LP	(4)		(4)
Interest expense	173		173
Amortization expense	2		2

EBITDA	$257		$263

(a)	Weighted average shares are 58.9 million. Adding minority interest and unvested restricted stock of 3.4 million shares to weighted average shares, provides the weighted average shares and units of 62.3 million used to compute FFO per share.

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FelCor Lodging Trust First Quarter 2004 Operating Results
April 28, 2004

Hotel Operating Profit
(dollars in thousands)

	Three Months
	Ended March 31,
	2004	2003
Total revenue	$311,330	$286,953
Retail space rental and other revenue	(245)	(382)

Hotel revenue	311,085	286,571
Hotel operating expenses	(222,044)	(201,830)

Hotel operating profit	$89,041	$84,741

Operating margin	28.6%	29.6%
Corporate expenses	3,386	3,423
Corporate expenses as a percentage of total revenues	1.1%	1.2%

Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended March 31,
	2004		2003
		% of Hotel		% of Hotel
		Revenue		Revenue
Hotel departmental expenses:
Room	$66,594	21.4%	$59,030	20.6%
Food and beverage	38,205	12.3	35,144	12.2
Other operating departments	8,481	2.7	7,055	2.5

Total hotel departmental expenses	113,280	36.4	101,229	35.3

Other property related costs:
Administrative and general	30,430	9.8	29,109	10.2
Marketing and advertising	27,607	8.9	25,122	8.8
Repairs and maintenance	18,277	5.9	16,443	5.7
Energy	16,593	5.3	14,621	5.1

Total other property related costs	92,907	29.9	85,295	29.8
Management and franchise fees	15,857	5.1	15,306	5.3

Hotel operating expenses	$222,044	71.4%	$201,830	70.4%

	Three Months
	Ended March 31,
	2004	2003
Supplemental information:
Compensation and benefits expense (included in hotel operating expenses)	$105,336	$96,777

Reconciliation of total operating expenses to hotel operating expenses:
Total operating expenses	$293,162	$270,424
Taxes, insurance and lease expense	(32,118)	(31,107)
Lease termination expense	(4,900)	—
Corporate expenses	(3,386)	(3,423)
Depreciation	(30,714)	(34,064)

Hotel operating expenses	$222,044	$201,830

     Hotel operating profit and operating margin are commonly used measures of performance in our industry and give investors a more complete understanding of the operating results over which FelCor’s individual hotels and operating managers have direct control. The Company believes that hotel operating profit and operating margin are useful to investors, providing greater transparency related to a significant measure used by management in its financial and operational decision-making.

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